Exhibit 23(j)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-30471 of Centennial California Tax Exempt Trust on Form N-1A of our report dated July 22, 1999, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
October 26, 1999